SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2011

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 15, 2011 at 10:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal One);

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as independent registered public accountants of the Company for fiscal year 2011 ending December 31, 2011 (Proposal Two); and

3.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

Stockholders of record at the close of business on April 18, 2011 shall be entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or slbruce@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	Theodore A. Boutacoff
April 29, 2011	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER
OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING
THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED
PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2011

The Proxy Statement and Annual Report on Form 10-K

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=112360&p=proxy.

IRIDEX CORPORATION

1212 Terra Bella Avenue

Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 15, 2011, at 10:00 a.m., Pacific time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

These proxy solicitation materials and the Annual Report on Form 10-K for fiscal year 2010 ended January 1, 2011, including financial statements, were mailed on or about May 6, 2011 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on April 18, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 8,962,285 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately 61 stockholders. At the Record Date, 500,000 shares of the Company’s Series A Preferred Stock, par value $0.01, were issued and outstanding and held of record by three stockholders. Each share of the Company’s Series A Preferred Stock entitles the holder thereof to the number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holder’s shares of the Series A Preferred Stock to Common; each share of Series A Preferred Stock is convertible into two shares of Common Stock.

Voting

Each stockholder is entitled to one vote for each share of Common Stock and two votes for each share of Series A Preferred Stock held by such stockholder. Holders of the Company’s Common Stock and Series A Preferred Stock are the only security holders of the Company entitled to vote at the Annual Meeting, and shall vote together as one class on each of the proposals presented in this Proxy Statement. The stockholders may not cumulate votes in the election of directors.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail—Stockholders of record of IRIDEX Common Stock or Series A Preferred Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. IRIDEX stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet—Stockholders of record of IRIDEX Common Stock or Series A Preferred Stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central time, on June 15, 2011. Most IRIDEX stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of the Company’s Common Stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central time, on June 15, 2011. Most IRIDEX stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, or voted by telephone or by using the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting or represented by a properly submitted proxy card, or voted by telephone or by using the Internet in order for a quorum to exist. The Inspector will also determine whether or not a quorum is present. Except with respect to the Election of Directors under Proposal One, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for fiscal year 2011 ending December 31, 2011; and (iii) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,”“WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All proposals by any stockholder to be presented at the 2012 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than December 31, 2011 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no less than 45 days, nor more than 120 days, prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. However, in the event the date of the 2012 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days (other than as a result of adjournment) after the one year anniversary of the 2011 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day after the day on which a public announcement of the date of such meeting is first made.

If a stockholder intends to submit a proposal at the Company’s 2012 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to December 31, 2011 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2012 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2012.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2010 ended January 1, 2011, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2010 ended January 1, 2011, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K for fiscal year 2010 ended January 1, 2011 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Nominating and Governance Committee has nominated six (6) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified.

Pursuant to provisions of the Securities Purchase Agreement by and between the Company and BlueLine Capital Partners (“BlueLine”), dated August 31, 2007, BlueLine received the right to designate two individuals for appointment to the Company’s Board, one of which was to be designated at BlueLine’s sole discretion and one of which was to be subject to the Company’s approval. Mr. William M. Moore was designated as a director at BlueLine’s sole discretion, and Mr. James B. Hawkins was designated by BlueLine with the Company’s approval. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or officer is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

The names of, and certain information regarding, the nominees, as of April 29, 2011 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Theodore A. Boutacoff	63	President and Chief Executive Officer	1989
Sanford Fitch (1)(2)(3)(4)	70	Director of the Company	2004
Garrett A. Garrettson, Ph.D. (1)(2)(4)	67	Director of the Company	2004
James B. Hawkins (1)(2)(5)	55	Director of the Company	2007
William M. Moore (1)(5)	62	Chairman of the Board of Directors	2007
Ruediger Naumann-Etienne, Ph.D. (1)(4)(5)	64	Director of the Company	2009

(1)	Board has made affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.
(2)	Member of the Audit Committee.
(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Governance Committee.

Theodore A. Boutacoff currently serves as the President and Chief Executive Officer of the Company. Mr. Boutacoff co-founded the Company and served as its President and Chief Executive Officer from February 1989 to July 2005 and again from October 2007 to the present. Mr. Boutacoff also served as senior principal advisor to the Company’s Chief Executive Officer from July 2005 to October 2007 and as the Chairman of the Board from July 2005 to April 2009. Mr. Boutacoff has been a member of the Company’s Board of Directors since February 1989. Mr. Boutacoff holds a B.S. in Civil Engineering from Stanford University.

Mr. Boutacoff has an extensive history in the medical devices industry. As our co-founder, President, Chief Executive Officer, and a member of our board of directors, Mr. Boutacoff brings to the board a deep knowledge and understanding of our business, operations, employees and the opportunities and risks faced by IRIDEX, all of which inform the board on a regular basis.

Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director and Audit Committee Chairman of Masimo Corp, a public company that designs, develops, manufacturers and sells medical devices, since November 2006. Mr. Fitch also currently serves as a director of Ozone International, Inc., a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Foxhollow Technologies, Inc., a public company that designed, developed, manufactured and sold medical devices, from June 2004 until October 2007. He also served as a director and Audit Committee Chairman of Conceptus Inc., a public medical device company, from December 1994 until April 2004. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. Mr. Fitch also served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry, and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and a M.B.A. from Stanford University.

Mr. Fitch is independent and has extensive experience in the medical device industry. Mr. Fitch’s executive management and past board service have provided him with leadership and technical skills to firmly understand IRIDEX’s business. His background in finance, years of service on the audit committees of Masimo and Foxhollow Technologies, and track record as an accomplished financial executive have provided Mr. Fitch with the financial acumen and skills necessary to serve as our Audit Committee financial expert and as chairman of our Audit Committee.

Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004 and served as Lead Independent Director and then Chairman of the Company’s Board of Directors from January 2008 to September 2010. Dr. Garrettson is currently a principal of G. Garrettson Consulting, a management consulting company, and of daVinci Capital Group, a private equity fund being formed. From December 2005 to January 2008, Dr. Garrettson was CEO of Fresco Technologies, a privately held digital imaging company. From 2001 until 2004, Dr. Garrettson was the President and Chief Executive Officer of ClairVoyante, a privately held company that develops and licenses proprietary intellectual property to flat panel display manufacturers and that was purchased by Samsung. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers for wireless network equipment, where Dr. Garrettson served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation, a developer of contact magnetic recording head disc technology for the data storage industry, from 1993 to 1996. From 1989 to 1993, Dr. Garrettson was the Vice President of Strategic Marketing, Corporate Development and Technology at Seagate Technology, a maker of hard disc drives and storage systems. Prior to Seagate’s acquisition of Imprimis Technology, Dr. Garrettson served as the Vice President of the Minneapolis Data Storage Operations at Imprimis. He has also served as a Laboratory Director at Hewlett Packard where, among other things, he was an R&D engineer for medical devices, and as an Assistant Professor of Physics at the Naval Postgraduate School where among other subjects he taught cellular and molecular biology and neurophysiology. Dr. Garrettson has served on boards of seven public companies and numerous private companies. He is currently Chairman of the board of directors of Giga-tronics, a public company, as well as a director of Purdy Electronics and ZoMazz Inc., both private companies. From October 2004 until July 2010, Dr. Garrettson served as a director of GSI Group Inc., a public laser & laser systems manufacturing company, and from February 2003 through January 2008, Dr. Garrettson served as a director of Catalyst Semiconductor, Inc., a public semiconductor manufacturing company. Dr. Garrettson holds a M.S. in Engineering Physics as well as a Ph.D. in Nuclear Engineering from Stanford University.

Dr. Garrettson is independent and has extensive experience in the technology industry. His education and years of service in executive management roles at various technology companies, complimented by his broad technology background, have provided him a firm understanding of IRIDEX’s operations and technology. Dr. Garrettson’s service on the boards of directors of seven public companies, and chairman of three, and on the boards of numerous private companies, have provided him the leadership and consensus-building skills necessary to effectively serve on our Board of Directors. His service as chairman of the compensation committee chairman for three public companies, as well as a member of numerous public company audit and governance committees has provided him with the strong background necessary to serve as chairman of our Compensation Committee and a member of our audit committee.

James B. Hawkins has served as a director of the Company since October 2007. Since April 2004, Mr. Hawkins has served as the President, Chief Executive Officer, and a director of Natus Medical Incorporated, a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive Officer, and a director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004. Mr. Hawkins holds an undergraduate degree in Business Commerce from Santa Clara University and holds a M.B.A. from San Francisco State University.

Mr. Hawkins is independent and has extensive experience in the medical device industry. Mr. Hawkins has over two decades of experience as CEO of successful medical device companies and an intimate familiarity with the operation and management of IRIDEX. His education provides him with the financial acumen necessary to serve on our Audit Committee. Mr. Hawkins also brings to the board strong consensus-building skills and a functional understanding of the role of the board of directors, which he developed through his service on the board of directors of public companies.

William M. Moore currently serves as Chairman of the Company’s Board of Directors and has served as a director of the Company since September 2007. Mr. Moore also currently serves on the board of directors of Natus Medical Incorporated, a public company he co-founded in 1990 and for which he served as CEO until 1993. Natus Medical Incorporated is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore served as a consultant to BlueLine Partners, a private equity firm, from February 2004 until June 2008. Since February 2008, Mr. Moore has served on the board of directors of Urologix, Inc., a public company that develops, manufactures and markets minimally invasive medical products for the treatment of urological disorders. From February 2006 to February 2008, Mr. Moore served on the board of directors of Criticare Systems, Inc. a public company that develops, manufactures and markets patient monitoring systems and accessories used in anesthesia, critical care, medical transport and outpatient care settings. From March 2003 until February 2004, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore served as CEO of Metasensors, Inc., a medical device company, from 1998 to March 2003. Mr. Moore holds a B.S. in Business from the University of Utah.

Mr. Moore is independent and with over twenty five years of experience in the healthcare industry, Mr. Moore firmly understands IRIDEX’s business and technology. His background in both private equity and venture capital provides him additional insight into compensation issues. Mr. Moore’s past service on the boards of directors of four public companies, including his service on audit, compensation and nominating and governance committees, as well as his experience as an investor, provides him the strong background in understanding the qualifications for board members necessary to serve as our Chairman and as a member of our Nominating and Governance Committee.

Ruediger Naumann-Etienne, Ph.D. has served as a director of the Company since December 2009. Dr. Naumann-Etienne has been the owner and Managing Director of Intertec Group, an investment company specializing in the medical device field, since 1989. He was Chairman of Cardiac Science Corporation from 2006 until the company was sold to Opto Electronics of India in 2010. From 2000 to 2005, Dr. Naumann-Etienne served as Chairman of Quinton Cardiology Systems, one of the predecessor companies of Cardiac Science. From 2000 to 2003, he also served as Chief Executive Officer of this company. From 1993 until 1999, Dr. Naumann-Etienne was Chairman of OEC Medical Systems, a manufacturer of fluoroscopic imaging systems and from 1987 to 1990 he was President and Chief Operating Officer of Diasonics, a manufacturer of diagnostic imaging equipment. Dr. Naumann-Etienne has served on the board of directors of Varian Medical Systems, Inc., a public medical device company, since 2003, and Encision Inc., a public medical device company, since October 2008. Dr. Naumann-Etienne also served as a director of Cardiac Science Corporation, a public medical device company, from September 2005 until December 2010, and Bio-Rad Laboratories, Inc., a public life science company, from October 2003 until December 2009. Dr. Naumann-Etienne holds a Ph.D. in International Finance from the University of Michigan. He holds a Master’s Degree in Industrial Management from the Georgia Institute of Technology and holds an undergraduate degree in Business Administration from the Technical University Berlin, Germany.

Dr. Naumann-Etienne is independent and has extensive experience in the medical device industry. His experience as CEO of multiple medical device companies has provided Dr. Naumann-Etienne with an intimate understanding of the operation and management of a global medical device company, and with the business and technology of IRIDEX. His service on the boards of directors of several public companies has provided Dr. Naumann-Etienne with consensus-building skills and a functional understanding of the role of the board. His education and his experience serving on the compensation committees of Varian Medical Systems and Encision have provided Dr. Naumann-Etienne the financial acumen and executive compensation experience necessary to serve on our Compensation Committee and as chairman of our Nominating and Governance Committee.

Required Vote

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock and Series A Preferred Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six (6) candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes” above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE

CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Boutacoff, who is the President and Chief Executive Officer of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board leads the Board in its fundamental role of providing advice to and independent oversight of management, provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, the Board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. In the event the Board believes circumstances require the CEO & Chairman roles should be merged, then the Board would designate an independent director to be Lead Director.

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Board Meetings and Committees

The Board held a total of fourteen (14) meetings during fiscal year 2010 ended January 1, 2011. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served.

During fiscal 2010, the Board had three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Board Committees

Audit Committee. The Audit Committee of the Board consists of Messrs. Fitch and Hawkins and Dr. Garrettson. Mr. Fitch is the chairman of the Audit Committee. The Audit Committee held six (6) meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, and reviewing and evaluating the accounting principles being applied to the Company’s financial reports. The Audit Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Compensation Committee. The Compensation Committee of the Board consists of Dr. Garrettson, Mr. Fitch and Dr. Naumann-Etienne. Dr. Garrettson is the chairman of the Compensation Committee. The Compensation Committee held eight (8) meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board consists of Messrs. Moore and Hawkins, and Dr. Naumann-Etienne. Dr. Naumann-Etienne is the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held two (2) meetings during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend. All of the directors attended the Company’s 2010 Annual Meeting of Stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board from stockholders. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by timely submitting their proposals in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043. In order to be included in the proxy statement for the 2012 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 31, 2011, must be accompanied by the information required by the Company’s Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Nominating and Governance Committee may consider appropriate.

•

While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit and corporate governance committee members.

•

In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any such firm.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•

The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•

After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

The Audit Committee has appointed Burr Pilger Mayer, Inc. (“BPM”), independent registered public accountants, to audit the financial statements of the Company for fiscal year 2011 ending December 31, 2011, and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accountants for fiscal year 2010 ended January 1, 2011. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Accountants During the Previous Two Fiscal Years

The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by its principal independent accountants for fiscal year 2010 ended January 1, 2011 and fiscal year 2009 ended January 2, 2010.

(in thousands)	Fiscal 2010	Fiscal 2009
Audit Fees (1)	$300	$285
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	$0	$4

Total	$300	$289

(1)

Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)

This category consists of assurance and related services by the Company’s independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” BPM did not perform any such services for the Company in fiscal years 2010 or 2009.

(3)	Tax Fees consisted of fees billed for tax compliance and sales tax consultation services. BPM did not perform any such services for the Company in fiscal years 2010 or 2009.
(4)

All Other Fees consisted of fees attributable to the review by PricewaterhouseCoopers LLP (“PWC”) of the Company’s filings under the Exchange Act, unrelated to its audit of the Company’s financial statements. The full amount of the fees billed under this category is attributable to PWC; BPM did not bill any of the fees listed in this category.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent accountants for non-audit services. Under the policy, management may use its principal independent accountants for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER, INC.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 29, 2011.

Name	Age	Position
Theodore A. Boutacoff	63	President and Chief Executive Officer
Eduardo Arias	67	Senior Vice President, International Sales and Business Development
James H. Mackaness	47	Chief Financial Officer

See Mr. Boutacoff’s biography under “Proposal One — Election of Directors.”

Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.

James H. Mackaness joined the Company in January 2008 as Chief Financial Officer. Prior to his appointment with the Company, from September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Vice President, Finance and Chief Financial Officer of Infogear Technologies Corporation and held senior management positions at Cisco Systems, Inc. and Ernst & Young LLP. Mr. Mackaness received his B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.

EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s compensation philosophy is designed to attract, retain and reward personnel who contribute to the success of the Company. To achieve these goals, the Company strives to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. The Company also incorporates equity-based incentives into its overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

For fiscal year 2010 ended January 1, 2011, the Compensation Committee of the Board established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is comprised of three independent, members of the Board, none of whom has interlocking relationships as defined by the SEC. The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

Executive Officer Compensation

The objectives of our executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Compensation Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Board approved an incentive bonus plan for fiscal 2011, which is described in further detail below.

2011 Senior Staff Bonus Plan

The Company’s 2011 Senior Staff Bonus Plan (the “2011 Bonus Plan”) provides for the payment of cash bonuses to all eligible senior staff-level employees of the Company, including the Company’s executive officers, upon the Company’s achievement of targeted operating income and revenue goals and the achievement of individual objectives for each participant determined by the Compensation and Nominating Committee. Payouts under the 2011 Bonus Plan payouts are calculated for each eligible participant based upon individual objectives determined by the Compensation and Nominating Committee.

Stock Grants/Awards

Stock options or other stock grants are granted to executive officers and other employees under the Company’s option plan. These stock options or other stock grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options and stock grants generally vest over a four-year period, based on continued employment. Factors considered in granting stock options and stock grants to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options and stock grants as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

2005 Employee Stock Purchase Plan

Our 2005 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board in June 2005. The Purchase Plan permits eligible employees (including officers) to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee’s compensation. No employee may purchase more than $25,000 worth of stock in any calendar year or more than 2,000 shares of Common Stock in any twelve-month period. The price of shares purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or the end of the offering period. In February of 2007 the Board suspended the Purchase Plan until further notice.

2008 Equity Incentive Plan

The 2008 Equity Incentive Plan (the “2008 EIP”) was adopted by the Board in February 2008 and was approved by the stockholders in June 2008. The 2008 EIP provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock purchase rights; (iii) restricted stock; (iv) restricted stock units; (v) performance shares; (vi) performance units; and (vii) stock appreciation rights. Since the expiration of the 1998 Stock Plan, equity compensation granted to the Company’s non-employee directors has been granted under the 2008 EIP. The exercise price of incentive stock options and stock appreciation rights granted under the 2008 EIP must be at least equal to the fair market value of the shares at the time of grant. With respect to any recipient who owns stock possessing more than 10% of the voting power of our outstanding capital stock, the exercise price of any option or stock purchase right granted must be at least equal to 110% of the fair market value at the time of grant. Options granted under the 2008 EIP are exercisable at such times and under such conditions as determined by the administrator of the plan; generally over a four-year period. The maximum term of incentive stock options granted to any recipient must not exceed ten years; provided, however, that the maximum term of an incentive stock option granted to any recipient possessing more than 10% of the voting power of our outstanding capital stock must not exceed five years. In the case of stock purchase rights, unless the administrator of the plan determines otherwise, we have a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). Such repurchase option lapses at a rate determined by the administrator of the plan. The purchase price for shares repurchased by us is the original price paid by the purchaser. The form of consideration for exercising an option or stock purchase right, including the method of payment, is determined by the administrator. The 2008 EIP expires in June 2018.

In the event of a merger or change in control of the Company, each outstanding award granted under the 2008 EIP will be treated as the administrator of the plan determines, including that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

401(k) Plan

In fiscal 2010, the Company’s named executive officers were eligible to participate in the Company’s 401(k) Plan. Under the 401(k) Plan, eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Plan allows for the Company to match 50% of the employee’s contribution up to a maximum amount. Prior to the Company’s suspension of matching contributions in December 2008, the maximum Company match was $2,000 per employee. No matches were made for fiscal years 2009 and 2010. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.

CEO Compensation

Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. The Chief Executive Officer’s base salary was increased in 2010 to $280,000, well below the 50th percentile for peer companies. Mr. Boutacoff assumed the responsibilities of Chief Executive Officer in October 2007 at the same base salary he received as Chief Executive Officer in July 2005.

2010 Summary Compensation Table

The following table shows, with respect to the Company’s Chief Executive Officer and each of the Company’s other two most highly compensated executive officers earning more than $100,000 in salary and bonus (the “named executive officers”), information concerning compensation awarded to or earned by each named executive officer or paid for their services to the Company in all capacities during fiscal 2010. The entries under the column heading “All Other Compensation” in the table include contributions and life insurance premiums for each named executive officer.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Theodore A. Boutacoff	2010	$267,539	$15,815	$87,573	$3,510	$374,437
President and Chief Executive Officer	2009	$249,231	$13,039	—	$3,537	$265,807
	2008	$240,000	—	$13,643	$5,406	$259,049

James H. Mackaness	2010	$246,875	$21,180	$72,978	$798	$341,831
Chief Financial Officer	2009	$246,462	$19,559	—	$804	$266,825
	2008	$228,923	—	$130,755	$2,715	$362,393

Eduardo Arias	2010	$252,135	$10,312	43,787	$5,229	$311,463
Senior Vice President, International Sales and Business Development	2009	$245,841	$6,870	—	$5,223	$257,934
	2008	$242,675	—	$20,638	$4,715	$268,028

(1)	Mr. Mackaness was appointed as the Company’s Chief Financial Officer in January 2008.
(2)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table shows, as to the named executive officers, the number of options exercisable and unexercisable at January 1, 2011.

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price (1)	Option Expiration (2)
Name	Exercisable	Unexercisable	($)	Date
Theodore A. Boutacoff (3)	41,448	—	$5.39	11/11/2013
	18,552	—	$5.39	11/11/2013
	43,314	—	$5.56	4/28/2015
	31,686	—	$5.56	4/28/2015
	12,500	12,500	$0.90	12/11/2015
	3,334	16,666	$4.31	4/29/2017
	6,665	3,335	$4.31	4/29/2017

James H. Mackaness (3)	58,333	21,667	$2.49	1/2/2015
	12,500	12,500	$0.90	12/11/2015
	3,334	16,666	$4.31	4/29/2017
	3,333	1,667	$4.31	4/29/2017

Eduardo Arias (3)	10,000	—	$3.71	7/19/2011
	10,000	—	$7.84	9/17/2013
	15,000	—	$4.74	9/23/2013
	4,250	1,750	$3.53	2/13/2015
	10,000	—	$5.08	3/31/2015
	7,500	7,500	$0.90	12/11/2015
	2,500	12,500	$4.31	4/29/2017

(1)

Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on The Nasdaq Global Market on the date of grant.

(2)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.
(3)

The options granted to Messrs. Boutacoff and Arias vest at the rate of 1/48th of the shares subject to the option each month following the date of grant. The option granted with an exercise price of $2.49 to Mr. Mackaness vests at the rate of 12/48ths of the shares subject to the option 12 months following the date of grant, and 1/48th of the shares vest each month thereafter. The option granted with an exercise price of $0.90 to Mr. Mackaness vests at the rate of 1/48th of the shares subject to the option each month following the date of grant.

Termination and Change of Control Arrangements

Change of Control Agreement with James H. Mackaness

On January 22, 2008, the Company entered into a Change of Control and Severance Agreement (the “Change of Control Agreement”) with James H. Mackaness, the Company’s Chief Financial Officer. The Change of Control Agreement provides Mr. Mackaness with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Termination within the Change of Control Context

If in the event that: (a) within twelve months following a Change of Control (as defined in the Change of Control Agreement), or (b) at any time prior to a Change of Control if such termination is effected at the request of an Acquiror (as defined in the Change of Control Agreement), (x) Mr. Mackaness terminates his employment with the Company for Good Reason (as defined in the Change of Control Agreement), or (y) the Company terminates Mr. Mackaness’ employment without Cause (as defined in the Change of Control Agreement), and, in each case, Mr. Mackaness signs and does not revoke a standard release of claims with the Company, then Mr. Mackaness will receive the following severance from the Company:

(i) Cash Severance Payment. Mr. Mackaness would be paid a lump sum payment equal to six months of his base salary.

(ii) Vesting Acceleration. Fifty percent of the shares underlying the then-outstanding and unvested stock options in Company Common Stock held by Mr. Mackaness, if any, would immediately vest and become exercisable, and fifty percent of any shares of restricted stock in the Company then-held by Mr. Mackaness, if any, would immediately vest and the applicable Company right of repurchase or reacquisition with respect to such shares will lapse.

(iii) Continued Employee Benefits. Mr. Mackaness would receive reimbursement from the Company for a period of up to six months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

Termination outside the Change of Control Context

If Mr. Mackaness’ employment with the Company terminates: (i) voluntarily by Mr. Mackaness (except upon a termination for Good Reason (a) within twelve (12) months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror), (ii) for Cause by the Company or (iii) without Cause by the Company if not (a) within twelve months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror, then Mr. Mackaness would not be entitled to receive any severance from the Company.

Director Compensation

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2010. Mr. Boutacoff, who is one of our employees, did not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Sanford Fitch	$38,000	$13,207	$51,207
Garrett Garrettson, Ph.D.	$54,750	$26,414	$81,164
James B. Hawkins	$27,500	$13,207	$40,707
William M. Moore (3)	$31,750	$13,207	$44,957
Ruediger Naumann-Etienne, Ph.D.	$32,500	$—	$32,500

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	As of January 1, 2011, the aggregate number of underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options
Sanford Fitch	40,000
Garrett A. Garrettson, Ph.D.	55,000
James B. Hawkins	25,000
William M. Moore	25,000
Ruediger Naumann-Etienne, Ph.D.	15,000

(3)	Chairman of the Board.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

Cash Compensation

During the 2010 fiscal year, members of the Board (if non-employees), including the Chairman, received $1,500 per Board meeting attended. Members of the Audit and Corporate Governance Committee and the Compensation and Nominating Committee received $1,000 per committee meeting attended, and the Chairman of each of these committees received $1,500 per committee meeting attended. The Chairman of the Board (if non-employee or Lead Independent Director) received an additional payment of $1,250 per month. In addition, directors are also reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

Commencing with the 2011 fiscal year, the cash portion of compensation paid to members of the Board and Board committees will consist of annual retainers (in each case paid in quarterly installments) rather than per meeting fees. Each non-employee member of the Board will receive an annual retainer of $20,000, and the Chairman of the Board will receive an annual retainer of $35,000. Each member (including the chairman) of the Audit Committee will receive an annual retainer of $7,000, and each member (including the chairman) of the Corporate Governance Committee and the Compensation and Nominating Committee will receive an annual retainer of $5,000. The Chairman of the Audit Committee will receive an additional annual retainer of $8,000, and the Chairman of each of the Corporate Governance Committee and the Compensation and Nominating Committee will receive an additional annual retainer of $4,000. We will continue to reimburse members of the Board and Board committees for reasonable out-of-pocket expenses incurred by them in attending such meetings.

Equity Compensation

During the 2010 fiscal year, upon first becoming a director, any new non-employee director would have automatically been granted a nonstatutory stock option to purchase 15,000 shares of the Company’s Common Stock under the Company’s 2008 Equity Incentive Plan, with such option vesting ratably over a thirty-six (36) month period following the date of grant. Each year thereafter, each non-employee director would have been granted an additional nonstatutory stock option to purchase 5,000 shares of the Company’s Common Stock, except in the case of a non-employee Chairman of the Board, who would instead have been granted an additional nonstatutory stock option to purchase 10,000 shares, with such options vesting ratably over a 12-month period following the date of grant. Such options would have exercise prices equal to the fair market value of the Company’s Common Stock as of the date of grant.

On July 1, 2010, Dr. Garrettson and Messrs. Fitch, Hawkins and Moore each received automatic and non-discretionary grants of nonstatutory stock options to purchase 5,000 shares of the Company’s Common Stock under the 2009 EIP as compensation for their services as directors. Dr. Garrettson received an additional grant of 5,000 shares of the Company’s Common Stock under the 2009 EIP as compensation for his service as Chairman. These stock options were granted with an exercise price of $3.90 per share, are subject to vesting over 12 months, with 1/12th of the shares subject to the option vesting each month following the grant date and have a term of 7 years.

Dr. Naumann-Etienne did not receive a stock option grant during fiscal 2010. On December 31, 2009, Dr. Naumann-Etienne received an automatic and non-discretionary grant of nonstatutory stock options to purchase 15,000 shares of the Company’s Common Stock under the 2008 EIP as compensation for his appointment to the board of directors. The stock option was granted with an exercise price of $3.07 per share, is subject to vesting over 36 months with 1/12th of the shares subject to the option vesting each month following the grant date, and has a term of 7 years.

Commencing with the 2011 fiscal year, the equity portion of compensation paid to each non-employee member of the Board will consist of an annual RSU grant equal to $20,000 worth of our common stock (determined at the fair market value of the shares at the time such RSU award granted) under the Company’s 2008 Equity Incentive Plan. Each RSU grant would vest in full on the one-year anniversary of the date of grant.

AUDIT COMMITTEE REPORT

General

The Audit Committee of the Board is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2010 ended January 1, 2011, together with the notes thereto, with management, which has primary responsibility for the financial statements. Burr Pilger Mayer, Inc., our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee also received from the independent auditor the written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the letter from Burr Pilger Mayer, Inc. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Burr Pilger Mayer, Inc.’s independence with them. The Audit Committee also concluded that Burr Pilger Mayer, Inc.’s provision of non-audit services to the Company is compatible with Burr Pilger Mayer, Inc.’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2010 ended January 1, 2011 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sanford Fitch (Chairman)

Garrett A. Garrettson, Ph.D.

James B. Hawkins

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2007, the Company entered into a Securities Purchase Agreement with BlueLine Capital Partners (“BlueLine”) pursuant to which it sold to BlueLine units (the “Units”), consisting of one share of the Company’s Series A Preferred Stock and one warrant to purchase 1.2 shares of the Company’s Common Stock (such sale, the “BlueLine Financing”). In connection with this transaction the Company issued an aggregate of 500,000 Units at $10.00 per Unit, resulting in the issuance of 500,000 shares of Series A Preferred Stock, convertible into 1 million shares of Common Stock pursuant to the provisions of the Certificate of Designation filed by the Company in connection with the sale, and warrants (the “Initial Warrants”) to purchase an aggregate of 600,000 shares Common Stock at an exercise price of $0.01 per share. The Initial Warrants were exercisable after August 31, 2007 and were exercised prior to their expiration on December 31, 2007. Pursuant to the Securities Purchase Agreement, BlueLine has the right to designate two individuals for appointment to the Company’s Board of Directors, one of which is at BlueLine’s discretion and the second of which is subject to the Company’s reasonable approval.

The Company also entered into an Investor Rights Agreement with BlueLine, pursuant to which the Company granted BlueLine certain registration rights, including the right to request that the Company file a Form S-3 registration statement within 90 days of becoming eligible to file a Form S-3 registration statement and the right to request the Company file a Form S-1 registration statement any time after February 29, 2008. The parties subsequently amended the Investor Rights Agreement on March 31, 2009, pursuant to which BlueLine Entities waived the Company’s obligation to file a registration statement on Form S-3 until such time, on or after June 30, 2009, as the holders of 60% of the Registrable Securities (as defined in the Investor Rights Agreement) request such registration in writing. In order to induce BlueLine to enter into such amendment, the Company issued to BlueLine warrants to purchase an aggregate of 20,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share (the “Amendment Warrants” and, together with the Initial Warrants, the “Warrants”). The parties also amended the Investor Rights Agreement so as to include the shares of Common Stock issuable upon exercise of the Amendment Warrants in the shares eligible for registration under the Investor Rights Agreement. The Amendment Warrants were exercised on April 2, 2009.

The BlueLine Financing and the issuances of the Warrants were completed through private placements to accredited investors and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series A Preferred Stock, together with the shares of the Common Stock issuable upon the conversion of the Series A Preferred Stock, and the Warrants, together with the shares of the Common Stock issued or issuable upon the exercise of the Warrants, have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

Other than the transactions with BlueLine described above, since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no filings were required for such persons, the Company is not aware of any late Section 16(a) filings during the Company’s 2010 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of January 1, 2011 by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership - as of January 1, 2011
5% Stockholders, Directors and Officers (1)	Number of Shares (2)	Percent of Total (2)
BlueLine Partners, L.L.C. (3)	2,483,815	27.6%
Paragon Associates II Joint Venture (4)	750,000	8.8%
Kennedy Capital Management, Inc. (5)	742,327	8.3%

Directors
Sanford Fitch (6)	53,166	*
Garrett A. Garrettson, Ph.D. (7)	65,333	*
James B. Hawkins (8)	24,166	*
William M. Moore (9)	81,110	*
Ruediger Naumann-Etienne, Ph.D. (10)	172,985	1.9%

Named Executive Officers
Theodore A. Boutacoff (11)	323,630	3.54%
James H. Mackaness (12)	91,583	1.01%
Eduardo Arias (13)	229,175	2.53%
All directors and executive officers as a group (8 persons) (14)	1,041,148	11.02%

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella, Mountain View, CA 94043.
(2)

The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 2, 2010, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 8,986,418 shares of common stock outstanding on January 1, 2011.

(3)

Includes shares owned by: BlueLine Capital Partners, L.P., BlueLine Capital Partners II, LLC, BlueLine Capital Partners III, LP, BlueLine Catalyst Fund VIII, L.P. and BlueLine Partners, L.L.C., together (“BlueLine Partners”). BlueLine Partners is located at 402 Railroad Ave., Suite 201, Danville, CA 94526. These securities are owned by BlueLine Catalyst Fund IX, L.P., who is a member of a “group” with BlueLine Capital Partners I, L.P., BlueLine Capital Partners II, L.P., BlueLine Capital Partners III, L.P., BlueLine Catalyst Fund VIII, L.P., BlueLine Partners, L.L.C. and BlueLine Partners II, L.L.C. BlueLine Partners, L.L.C. is the sole general partner of BlueLine Catalyst Fund IX, L.P.

(4)

Reflects 750,000 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”); Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to vote and dispose of the 750,000 shares of Common Stock held by Paragon JV. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 10, 2009.

(5)

Kennedy Capital Management, Inc. is located at 10829 Olive Blvd., St. Louis, MO 63141. This information was obtained from a filing made with the SEC pursuant to Rule 13G of the Exchange Act on February 12, 2010.

(6)	Includes 39,166 shares subject to options that are exercisable within 60 days of January 1, 2011.

(7)	Includes 53,333 shares subject to options that are exercisable within 60 days of January 1, 2011.
(8)	Includes 24,166 shares subject to options that are exercisable within 60 days of January 1, 2011.
(9)	Includes 24,166 shares subject to options that are exercisable within 60 days of January 1, 2011.
(10)

Includes 6,666 shares subject to options that are exercisable within 60 days of January 1, 2011. Includes 64,319 shares owned by Intertec Healthcare Partners LP (“Intertec”), over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as a general partner. Includes 40,000 shares owned by Lamed Management &Technologie GmbH (“Lamed”), over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as a managing director. Includes 22,000 shares owned by the Naumann-Etienne Foundation, over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as president. Dr. Naumann-Etienne disclaims beneficial ownership of the shares held by Intertec, except to the extent of his proportionate partnership interest therein, and beneficial ownership of the shares held by Lamed and the Naumann-Etienne Foundation, except to the extent of his pecuniary interest therein.

(11)	Includes 164,583 shares subject to options that are exercisable within 60 days of January 1, 2011. Mr. Boutacoff is also a member of the Board of Directors.
(12)	Includes 89,583 shares subject to options that are exercisable within 60 days of January 1, 2011.
(13)	Includes 62,250 shares subject to options that are exercisable within 60 days of January 1, 2011.
(14)	Includes 463,913 shares subject to options that are exercisable within 60 days of January 1, 2011.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 29, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

01C0ZC

1 U P +

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BeloC w

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership,

please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

+

B Non-Voting Items

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

For Against Abstain

2. Proposal to ratify the appointment of Burr Pilger Mayer, Inc.

as independent registered public accountants of the Company

for the fiscal year ending December 31, 2011.

Change of Address — Please print new address below.

1. Election of Directors: For Withhold For Withhold For Withhold

X

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

01—Theodore A. Boutacoff

04—Sanford Fitch

02—Garrett A. Garrettson

05—William M. Moore

03—James B. Hawkins

Annual Meeting Proxy Card

06—Ruediger Naumann-

Etienne

IMPORTANT ANNUAL MEETING INFORMATION

MMMMMMMMMMMM

MMMMMMM 1 1 2 3 5 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM

C 1234567890 J N T

1234 5678 9012 345

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

ENDORSEMENT_LINE            SACKPACK

MMMMMMMMMMMMMMM C123456789

_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on June 15, 2011.

Vote by Internet

• Log on to the Internet and go to

www.investorvote.com/IRIX

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA,

US territories & Canada any time on a touch tone

telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2011 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2011

The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of

Stockholders and Proxy Statement, each dated April 29, 2011, and hereby appoints Theodore A. Boutacoff and Eduardo Arias, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the

2011 Annual Meeting of Stockholders of IRIDEX to be held on June 15, 2011, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of IRIDEX located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock and Series A Preferred Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR ratification of the appointment of the Company’s independent registered public accounting firm, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR”

each of Proposals 1 and 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Proxy — IRIDEX Corporation

_IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._